Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated May 24, 2019, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Agilysys, Inc. on Form 10-K for the year ended March 31, 2019. We consent to the incorporation by reference of said reports in the Registration Statements of Agilysys, Inc. on Forms S-8 (File No. 333-175909 and File No. 333-217020).

/s/ GRANT THORNTON LLP

Atlanta, Georgia
May 24, 2019